3: CERTIFICATION

CERTIFICATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

The undersigned, the CEO and CFO of the Copley Fund, Inc. (the "Fund"), with respect to the Form NCSRS for the period ended August 31, 2003 as filed with the Securities and Exchange Commission, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. such Form N-CSRS fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in such Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: 10/25/03

/s/ Irving Levine_______

Irving Levine, CEO, CFO

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Copley Fund, Inc. and will be retained by the Copley Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.